Exhibit 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated March 21, 2003 accompanying the financial statements of BrandPartners Group, Inc. which are included in this Annual Report on Form 10-KSB for the year ended December 31, 2002. We hereby consent to the incorporation by reference of said report in BrandPartners Group, Inc.'s Registration Statement on Form S-3 (Reg. No. 333-86510, effective July 11,
2002).


GRANT THORNTON LLP

New York, New York
March 21, 2003